Exhibit 99.1

FOR IMMEDIATE RELEASE:        March 16, 2009

Key Technology to Acquire Minority Interest in Proditec

Walla Walla, WA – Key Technology, Inc. (Nasdaq: KTEC) announced today it has reached an agreement to acquire a minority interest in Proditec SAS.  Proditec is a leading manufacturer of automated, solid dose pharmaceutical inspection systems based on machine vision technology.  Proditec is headquartered in Pessac (Bordeaux), France.

Key Technology, Inc. will acquire a 15% minority interest for 870,000 Euros, or approximately $1.1 million, within the next 30 days, subject to certain conditions.  The Company will also acquire an exclusive option to purchase the remaining interest in Proditec through October 5, 2009. The agreement includes provisions addressing the potential future relationship between the parties, should the Company not exercise its purchase option.

David Camp, President and Chief Executive Officer of Key Technology, Inc., commented, “Acquiring an equity position in Proditec will strengthen our strategic initiatives in the pharmaceutical market. Our ultimate objective is to provide a comprehensive set of solutions to pharmaceutical solid dose manufacturers to improve their production efficiencies while delivering the highest level of diligence related to product safety and security.  Proditec offers an impressive product portfolio primarily focused on tablets and two-piece capsules, while Key’s current pharmaceutical products primarily serve the softgel market.”

About Key Technology

Key Technology, Inc., headquartered in Walla Walla, Washington, is a worldwide leader in the design and manufacture of process automation systems for the food processing and industrial markets.  The Company’s products integrate electro-optical inspection and sorting, specialized conveying and product preparation equipment, which allow processors to improve quality, increase yield and reduce cost.  Key has manufacturing facilities in Washington, Oregon, and the Netherlands, and worldwide sales and service coverage.

This release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations or beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements.  The forward-looking statements in this release address future financial and operating results.

The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements:
•	current worldwide economic conditions may adversely affect the Company’s business and results of operations, and the business of the Company’s customers;
•	adverse economic conditions, particularly in the food processing industry, either globally or regionally, may adversely affect the Company's revenues;
•	the loss of any of the Company’s significant customers could reduce the Company’s revenues and profitability;
•	the Company is subject to pricing pressure from its larger customers which may reduce the Company’s profitability;
•	the failure of any of the Company's independent sales representatives to perform as expected would harm the Company's net sales;
•	the Company may make acquisitions that could disrupt the Company’s operations and harm the Company’s operating results;
•	if the Company's ERP system is not implemented properly, it could cause errors in the Company's financial reporting;
•	the Company's international operations subject the Company to a number of risks that could adversely affect the Company’s revenues, operating results and growth;
•	competition and advances in technology may adversely affect sales, prices and the marketability of the Company’s products;
•	failure of the Company’s new products to compete successfully in either existing or new markets;
•	the Company's inability to retain and recruit experienced personnel may adversely affect the Company’s business and prospects for growth;
•	the loss of members of the Company’s management team could substantially disrupt the Company’s business operations;
•	the inability of the Company to protect the Company’s intellectual property, especially as the Company expands geographically, may adversely affect the Company’s competitive advantage;
•
intellectual property-related litigation expenses and other costs resulting from infringement claims asserted against the Company by third parties may adversely affect the Company’s results of operations and the Company’s customer relations;

•	the Company's dependence on certain suppliers may leave the Company temporarily without adequate access to raw materials or products;
•	the limited availability and possible cost fluctuations of materials used in the Company’s products could adversely affect the Company’s gross profits; and
•	the price of the Company's common stock may fluctuate significantly and this may make it difficult for shareholders to resell common stock when they want or at prices they find attractive.

For a detailed discussion of these and other cautionary statements, please refer to the Company's filings with the Securities and Exchange Commission, particularly Item 1A, "Risk Factors," of the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2008.

Note:  News releases and other information about Key Technology, Inc. can be accessed at www.key.net.

CONTACT:	Key Technology, Inc., Walla Walla, Washington
David Camp, President and Chief Executive Officer – 509-529-2161